Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Strong Fourth Quarter Results; Record Full Year Earnings

MAUMEE, OHIO, February 14, 2023 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the fourth quarter ended December 31, 2022.

Fourth Quarter Highlights:

•Company reported net income from continuing operations attributable to The Andersons of $15 million, or $0.44 per diluted share, and adjusted net income from continuing operations of $34 million, or $0.98 per diluted share
•EBITDA from continuing operations was $79 million for the quarter, and adjusted EBITDA from continuing operations was $104 million
•Trade reported pretax income of $27 million and record adjusted pretax income of $52 million, driven by strong elevation margins and merchandising
•Renewables reported pretax income of $19 million and pretax income attributable to the company of $13 million on solid plant performance and good merchandising

"We finished the year with strong fourth quarter results, particularly in our Trade segment. Our merchandising teams and grain assets had outstanding results from improving basis after harvest, sales into destinations experiencing crop deficits, storage income and rising propane values. With another record quarter, our Trade business is positioned to execute well in these favorable markets with continuing strong ag fundamentals," said President and CEO Pat Bowe.

"We enjoyed very good results in renewable fuels on solid renewable feedstock values but didn't experience the outsized ethanol margins that occurred in the fourth quarter of 2021 due to supply chain disruptions. The ethanol crush margin outlook is currently challenged but we expect this to improve with seasonal maintenance shutdowns and increased driving demand," added Bowe. "Our Plant Nutrient segment had mixed results with good fall applications and farmer engagement on specialty liquids but more limited early orders of granular fertilizer as buyers are waiting for declining prices to stabilize. With strong farm income, this sets us up well for a higher volume spring planting season although likely at more normalized margins. Our growth project pipeline remains robust, and we expect to close several transactions and continue making growth investments in 2023."

$ in millions, except per share amounts
	Q4 2022	Q4 2021	Variance	YTD 2022	YTD 2021	Variance
Pretax Income from Continuing Operations	$31	$77	$(46)	$195	$161	$34
Pretax Income from Continuing Operations Attributable to the Company[1]	25	44	(19)	159	129	30
Adjusted Pretax Income (Loss) from Continuing Operations Attributable to the Company[1]	50	53	(3)	184	127	57
Trade[1]	52	27	25	121	83	38
Renewables[1]	13	27	(14)	72	49	23
Plant Nutrient	2	16	(14)	39	43	(4)
Other[1]	(16)	(17)	1	(48)	(48)	—
Net Income from Continuing Operations Attributable to the Company	15	33	(18)	119	100	19
Adjusted Net Income from Continuing Operations Attributable to the Company[1]	34	39	(5)	139	98	41
Diluted Earnings Per Share from Continuing Operations (EPS)	0.44	0.95	(0.51)	3.46	2.94	0.52
Adjusted Diluted Earnings Per Share from Continuing Operations[1]	0.98	1.14	(0.16)	4.05	2.89	1.16
EBITDA from Continuing Operations[1]	79	122	(43)	386	355	31
Adjusted EBITDA from Continuing Operations[1]	$104	$130	$(26)	$412	$353	$59

1 Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity and Long-Term Debt Management

"Strong operating cash flows continued into the fourth quarter, and we have significantly reduced short term borrowings as much of our grain acquired during harvest include extended payments to producers," said Executive Vice President and CFO Brian Valentine. "We repurchased $5 million in common shares in the quarter. With a strong balance sheet and a long-term debt to EBITDA ratio well below our target of 2.5 times, we are well-positioned to fund good growth projects with appropriate returns."

The company generated $440 million and used $170 million in cash from operating activities for the fourth quarters of 2022 and 2021, respectively, and generated $90 million and $84 million in cash from operations before working capital changes for the same periods, respectively.

Fourth Quarter Segment Overview

Trade Posts Record Fourth Quarter Driven by Grain Assets and Merchandising Performance

Trade recorded pretax income of $27 million and adjusted pretax income of $52 million for the quarter, 50% more than pretax income of $18 million and nearly double adjusted pretax income of $27 million in the fourth quarter of the prior year.

Strong elevation margins in core grain assets and merchandising drove the significant improvement. The quarter over quarter increase reflects rising basis values, storage income, and healthy margins on shipments into grain deficit destinations. Our international merchandising business also continued to perform well in the fourth quarter.

Ag supply chain opportunities are expected to remain very strong in 2023. Continued worldwide demand coupled with supply uncertainty due to the ongoing war in Ukraine and potential weather impacts in global grain production regions, continues to keep commodity prices relatively high and provide ongoing merchandising opportunities.

An adjustment was made for an asset impairment charge of $9 million due to a reorganization of western US grain assets. Earnings were also adjusted for a $16 million charge for insured inventory that was damaged in a late December fire.

Trade’s fourth quarter adjusted EBITDA was $72 million, which is 71% higher than fourth quarter 2021 adjusted EBITDA of $42 million. Full year adjusted EBITDA increased from $151 million in 2021 to a record $199 million in 2022, primarily as a result of improved elevation margins and outstanding merchandising results.

Renewables Posts Another Good Quarter

The Renewables segment reported pretax income of $19 million and pretax income attributable to the company of $13 million in the fourth quarter compared to record pretax income of $59 million and pretax income attributable to the company of $27 million in the same period of the prior year. Ethanol board crush margins for the 2022 fourth quarter were down over $0.90/gallon from the very strong fourth quarter of 2021. Renewable diesel feedstock merchandising results improved with the volume merchandised more than double the fourth quarter of 2021.

Sales volumes for ethanol, corn oil, and feed ingredients were up, driven by higher production and additional third-party sales from the merchandising business. Spot ethanol crush margins have declined into 2023 and are expected to seasonally move upward with driving demand. Corn oil demand is expected to remain high and merchandising of low-carbon-intensive renewable feedstocks should remain strong as additional renewable diesel facilities begin operations driving significant growth.

Renewables recorded EBITDA of $36 million in the fourth quarter of 2022, compared to 2021 fourth quarter EBITDA of $78 million. For the full year, Renewables recorded EBITDA of $180 million in 2022, an increase of $14 million from 2021.

Plant Nutrient Declines from Record Prior Year on Lower Demand and Falling Prices

Plant Nutrient recorded pretax income of $2 million in the fourth quarter compared to record pretax income of $16 million in the same period of 2021. Falling fertilizer prices have likely shifted some demand from the fourth quarter of 2022 into 2023 as buyers wait for prices to moderate. Strong farmer income and lower prices are expected to drive higher volumes of agricultural fertilizers in the spring season, albeit at more normalized margins.

Plant Nutrient’s current quarter EBITDA was $11 million compared to 2021 fourth quarter EBITDA of $24 million. For the full year, Plant Nutrient recorded EBITDA of $73 million in 2022, comparable to the prior year.

Conference Call

The company will host a webcast on Wednesday, February 15, 2023, at 11 a.m. EST, to discuss its performance and provide its outlook for 2023. To access the call, please dial 888-317-6003 or 412-317-6061 (international toll) and use elite entry number 7095205. It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/OlgR2D825A0 and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the ongoing economic impacts from the war in Ukraine, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations; adjusted net income from continuing operations attributable to the company; adjusted diluted earnings per share from continuing operations; earnings before interest, taxes, depreciation, and amortization (or EBITDA); EBITDA from continuing operations; adjusted EBITDA; adjusted EBITDA from continuing operations; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to net income from continuing operations, pretax income from continuing operations or income (loss) before income taxes from continuing operations, diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., having been named one of America's Greatest Workplaces for Diversity 2023 by Newsweek®, is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and plant nutrient sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Sales and merchandising revenues	$4,677,488	$3,782,702	$17,325,384	$12,612,050
Cost of sales and merchandising revenues	4,507,465	3,588,688	16,641,220	12,019,353
Gross profit	170,023	194,014	684,164	592,697
Operating, administrative and general expenses	136,471	119,240	466,556	432,073
Interest expense, net	14,087	8,444	56,849	37,292
Other income, net	11,638	10,306	33,823	37,438
Income before income taxes from continuing operations	31,103	76,636	194,582	160,770
Income tax provision from continuing operations	9,933	11,163	39,628	29,228
Net income from continuing operations	21,170	65,473	154,954	131,542
Income (loss) from discontinued operations, net of income taxes	(6,074)	(3,129)	12,025	4,324
Net income	15,096	62,344	166,979	135,866
Net income attributable to the noncontrolling interest	6,072	32,702	35,899	31,880
Net income attributable to The Andersons, Inc.	$9,024	$29,642	$131,080	$103,986

Earnings (loss) per share attributable to The Andersons, Inc. common shareholders:
Basic earnings (loss):
Continuing operations	$0.45	$0.98	$3.53	$2.99
Discontinued operations	(0.18)	(0.09)	0.36	0.13
	$0.27	$0.89	$3.89	$3.12
Diluted earnings (loss):
Continuing operations	$0.44	$0.95	$3.46	$2.94
Discontinued operations	(0.18)	(0.09)	0.35	0.13
	$0.26	$0.86	$3.81	$3.07

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$115,269	$216,444
Accounts receivable, net	1,248,878	835,180
Inventories	1,731,725	1,814,538
Commodity derivative assets – current	295,588	410,813
Current assets held-for-sale	2,871	20,885
Other current assets	71,622	74,468
Total current assets	3,465,953	3,372,328
Other assets:
Goodwill	129,342	129,342
Other intangible assets, net	100,907	117,137
Right of use assets, net	61,890	52,146
Other assets held-for-sale	—	43,169
Other assets, net	87,175	69,068
Total other assets	379,314	410,862
Property, plant and equipment, net	762,729	786,029
Total assets	$4,607,996	$4,569,219

Liabilities and equity
Current liabilities:
Short-term debt	$272,575	$501,792
Trade and other payables	1,423,633	1,199,324
Customer prepayments and deferred revenue	370,524	358,119
Commodity derivative liabilities – current	98,519	128,911
Current maturities of long-term debt	110,155	32,256
Current liabilities held-for-sale	—	13,379
Accrued expenses and other current liabilities	245,916	230,148
Total current liabilities	2,521,322	2,463,929
Long-term lease liabilities	37,147	31,322
Long-term debt, less current maturities	492,518	600,487
Deferred income taxes	64,080	71,127
Other long-term liabilities held-for-sale	—	16,119
Other long-term liabilities	63,160	78,531
Total liabilities	3,178,227	3,261,515
Total equity	1,429,769	1,307,704
Total liabilities and equity	$4,607,996	$4,569,219

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2022	2021	2022	2021
Operating Activities
Net income from continuing operations	$21,170	$65,473	$154,954	$131,542
Income from discontinued operations, net of income taxes	(6,074)	(3,129)	12,025	4,324
Net income	15,096	62,344	166,979	135,866
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	33,476	36,797	134,742	178,934
Bad debt expense, net	973	2,419	6,001	237
Equity in losses (earnings) of affiliates, net of dividends	74	(2,453)	5,671	(4,842)
Loss (gain) on sales of assets, net	1,706	321	(7,148)	(6,184)
Stock-based compensation expense	3,495	4,311	11,192	11,038
Deferred federal income tax	810	(10,893)	(20,009)	(104,618)
Gain on sale of business from continuing operations	—	—	—	(14,619)
(Gain) loss on sale of business from discontinued operations	—	—	(27,091)	1,491
Asset impairment	11,818	8,947	11,818	8,947
Damaged inventory	17,328	—	17,328	—
Other	5,495	141	15,550	10,545
Changes in operating assets and liabilities:
Accounts and notes receivable	(250,537)	(94,100)	(391,403)	(184,002)
Inventories	(179,995)	(794,938)	56,859	(528,073)
Commodity derivatives	170,300	51,553	65,399	(107,188)
Other current and non-current assets	8,936	(113,046)	10,936	(116,403)
Payables and other current and non-current liabilities	601,512	678,480	230,293	667,821
Net cash provided by (used in) operating activities	440,487	(170,117)	287,117	(51,050)
Investing Activities
Acquisition of businesses, net of cash acquired	(20,245)	(11,425)	(20,245)	(11,425)
Purchases of property, plant and equipment and capitalized software	(36,037)	(23,036)	(108,284)	(75,766)
Proceeds from sale of assets	497	509	5,307	4,508
Purchase of investments	—	(250)	(2,105)	(6,243)
Proceeds from sale of business from continuing operations	—	—	5,171	18,130
Proceeds from sale of business from discontinued operations	—	—	56,302	543,102
Purchases of Rail assets	(3,994)	—	(31,458)	(6,039)
Proceeds from sale of Rail assets	—	445	36,706	19,150
Other	3,958	1,482	5,704	1,831
Net cash (used in) provided by investing activities	(55,821)	(32,275)	(52,902)	487,248
Financing Activities
Net receipts (payments) under short-term lines of credit	(382,591)	218,384	(21,273)	(105,895)
Proceeds from issuance of short-term debt	—	—	350,000	608,250
Payments of short-term debt	—	—	(550,000)	(408,250)
Proceeds from issuance of long-term debt	—	16,200	—	203,000
Payments of long-term debt	(7,460)	(45,206)	(30,045)	(530,733)
Contributions from noncontrolling interest owner	2,450	—	4,900	4,655
Distributions to noncontrolling interest owner	(9,980)	—	(44,910)	(25)
Payments of debt issuance costs	(306)	(633)	(8,108)	(2,692)
Dividends paid	(6,347)	(6,243)	(24,609)	(23,746)
Proceeds from exercises of stock options	—	6,667	5,024	6,667
Common stock repurchased	(5,952)	—	(12,721)	—
Other	(33)	12,709	(2,988)	—
Net cash (used in) provided by financing activities	(410,219)	201,878	(334,730)	(248,769)
Effect of exchange rates on cash and cash equivalents	51	84	(660)	(108)
(Decrease) increase in cash and cash equivalents	(25,502)	(430)	(101,175)	187,321
Cash and cash equivalents at beginning of year	140,771	216,874	216,444	29,123
Cash and cash equivalents at end of year	$115,269	$216,444	$115,269	$216,444

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Net income from continuing operations	$21,170	$65,473	$154,954	$131,542
Net income attributable to noncontrolling interests	6,072	32,702	35,899	31,880
Net income from continuing operations attributable to The Andersons, Inc.	15,098	32,771	119,055	99,662
Adjustments:
Inventory damage	15,993	—	15,993	—
Asset impairment	9,000	8,321	9,000	8,321
Impairment on equity method and cost method investments	—	—	4,455	2,784
Gain on sale of frac sand assets	—	—	(3,762)	—
Transaction related stock compensation	—	274	—	1,274
Gain on sale of a business	—	—	—	(14,619)
Income tax impact of adjustments[1]	(6,248)	(2,148)	(5,308)	561
Total adjusting items, net of tax	18,745	6,447	20,378	(1,679)
Adjusted net income from continuing operations attributable to The Andersons, Inc.	$33,843	$39,218	$139,433	$97,983

Diluted earnings per share attributable to The Andersons, Inc. common shareholders from continuing operations	$0.44	$0.95	$3.46	$2.94

Impact on diluted earnings (loss) per share from continuing operations	$0.54	$0.19	$0.59	$(0.05)
Adjusted diluted earnings per share attributable to The Andersons, Inc. common shareholders from continuing operations	$0.98	$1.14	$4.05	$2.89
1 The income tax impact of adjustments is taken at the statutory tax rate of 25% with the exception of the impairment on the equity method investment of $4.5 million for the twelve months ended December 31, 2022, which had no income tax impact.

Adjusted net income (loss) attributable to The Andersons, Inc. from continuing operations reflects reported net income (loss) available to The Andersons, Inc. common shareholders from continuing operations after the removal of specified items described above. Adjusted diluted earnings (loss) from continuing operations per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. from continuing operations and Adjusted diluted earnings (loss) from continuing operations per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) from continuing operations per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total
Three months ended December 31, 2022
Sales and merchandising revenues	$3,624,563	$797,818	$255,107	$—	$4,677,488
Gross profit	113,726	27,239	29,058	—	170,023
Operating, administrative and general expenses	86,725	7,197	25,660	16,889	136,471
Other income (loss), net	10,513	981	313	(169)	11,638
Income (loss) before income taxes from continuing operations	27,232	18,582	1,717	(16,428)	31,103
Income attributable to the noncontrolling interests	—	6,072	—	—	6,072
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$27,232	$12,510	$1,717	$(16,428)	$25,031
Adjustments to income (loss) before income taxes from continuing operations[2]	24,993	—	—	—	24,993
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$52,225	$12,510	$1,717	$(16,428)	$50,024

Three months ended December 31, 2021
Sales and merchandising revenues	$2,781,849	$766,675	$234,178	$—	$3,782,702
Gross profit	87,098	67,676	39,240	—	194,014
Operating, administrative and general expenses	73,891	7,772	22,697	14,880	119,240
Other income (loss), net	9,050	1,152	383	(279)	10,306
Income (loss) before income taxes from continuing operations	18,315	59,206	15,929	(16,814)	76,636
Income attributable to the noncontrolling interests	—	32,702	—	—	32,702
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$18,315	$26,504	$15,929	$(16,814)	$43,934
Adjustments to income (loss) before income taxes from continuing operations[2]	8,595	—	—	—	8,595
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$26,910	$26,504	$15,929	$(16,814)	$52,529
1 Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
2 Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Segment Data (continued)
(unaudited)

(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total
Twelve months ended December 31, 2022
Sales and merchandising revenues	$13,047,537	$3,178,539	$1,099,308	$—	$17,325,384
Gross profit	407,707	126,995	149,462	—	684,164
Operating, administrative and general expenses	282,592	30,730	106,003	47,231	466,556
Other income (loss), net	12,661	20,731	3,001	(2,570)	33,823
Income (loss) before income taxes from continuing operations	95,225	108,221	39,162	(48,026)	194,582
Income attributable to the noncontrolling interests	—	35,899	—	—	35,899
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$95,225	$72,322	$39,162	$(48,026)	$158,683
Adjustments to income (loss) before income taxes from continuing operations[2]	25,686	—	—	—	25,686
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$120,911	$72,322	$39,162	$(48,026)	$184,369

Twelve months ended December 31, 2021
Sales and merchandising revenues	$9,304,357	$2,440,798	$866,895	$—	$12,612,050
Gross profit	335,682	116,626	140,389	—	592,697
Operating, administrative and general expenses	259,926	31,019	95,547	45,581	432,073
Other income (loss), net	35,878	3,200	2,128	(3,768)	37,438
Income (loss) before income taxes from continuing operations	87,946	81,205	42,615	(50,996)	160,770
Income attributable to the noncontrolling interests	—	31,880	—	—	31,880
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$87,946	$49,325	$42,615	$(50,996)	$128,890
Adjustments to income (loss) before income taxes from continuing operations[2]	(5,024)	—	—	2,784	(2,240)
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$82,922	$49,325	$42,615	$(48,212)	$126,650
1 Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
2 Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

	Continuing Operations					Discontinued Operations	Total Company
(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total	Rail
Three months ended December 31, 2022
Net income (loss)	$27,232	$18,582	$1,717	$(26,361)	$21,170	$(6,074)	$15,096
Interest expense (income)	10,282	2,441	1,994	(630)	14,087	—	14,087
Tax provision	—	—	—	9,933	9,933	3,943	13,876
Depreciation and amortization	9,054	15,443	6,834	2,145	33,476	—	33,476
EBITDA	46,568	36,466	10,545	(14,913)	78,666	(2,131)	76,535
Adjusting items impacting EBITDA:
Asset impairment	9,000	—	—	—	9,000	—	9,000
Inventory damage	15,993	—	—	—	15,993	—	15,993
Total adjusting items	24,993	—	—	—	24,993	—	24,993
Adjusted EBITDA	$71,561	$36,466	$10,545	$(14,913)	$103,659	$(2,131)	$101,528

Three months ended December 31, 2021
Net income (loss)	$18,315	$59,206	$15,929	$(27,977)	$65,473	$(3,129)	$62,344
Interest expense	3,942	1,850	997	1,655	8,444	69	8,513
Tax provision	—	—	—	11,163	11,163	3,759	14,922
Depreciation and amortization	11,018	16,934	6,612	2,233	36,797	—	36,797
EBITDA	33,275	77,990	23,538	(12,926)	121,877	699	122,576
Adjusting items impacting EBITDA:
Transaction related stock compensation	274	—	—	—	274	—	274
Asset impairment	8,321	—	—	—	8,321	—	8,321
Total adjusting items	8,595	—	—	—	8,595	—	8,595
Adjusted EBITDA	$41,870	$77,990	$23,538	$(12,926)	$130,472	$699	$131,171

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

	Continuing Operations					Discontinued Operations	Total Company
(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total	Rail
Twelve months ended December 31, 2022
Net income (loss)	$95,225	$108,221	$39,162	$(87,654)	$154,954	$12,025	$166,979
Interest expense (income)	42,551	8,775	7,298	(1,775)	56,849	—	56,849
Tax provision	—	—	—	39,628	39,628	13,112	52,740
Depreciation and amortization	35,953	63,458	26,634	8,697	134,742	—	134,742
EBITDA	173,729	180,454	73,094	(41,104)	386,173	25,137	411,310
Adjusting items impacting EBITDA:
Gain on sale of frac sand assets	(3,762)	—	—	—	(3,762)	—	(3,762)
Asset impairment	9,000	—	—	—	9,000	—	9,000
Impairment on equity method and cost method investments	4,455	—	—	—	4,455	—	4,455
Inventory damage	15,993	—	—	—	15,993	—	15,993
Total adjusting items	25,686	—	—	—	25,686	—	25,686
Adjusted EBITDA	$199,415	$180,454	$73,094	$(41,104)	$411,859	$25,137	$436,996

Twelve months ended December 31, 2021
Net income (loss)	$87,946	$81,205	$42,615	$(80,224)	$131,542	$4,324	$135,866
Interest expense	23,688	7,602	4,355	1,647	37,292	8,783	46,075
Tax provision	—	—	—	29,228	29,228	3,331	32,559
Depreciation and amortization	44,335	77,542	25,957	9,340	157,174	21,760	178,934
EBITDA	155,969	166,349	72,927	(40,009)	355,236	38,198	393,434
Adjusting items impacting EBITDA:
Transaction related stock compensation	1,274	—	—	—	1,274	—	1,274
Asset impairment	8,321	—	—	—	8,321	—	8,321
Impairment on equity method and cost method investments	—	—	—	2,784	2,784	—	2,784
Gain on sale of a business	(14,619)	—	—	—	(14,619)	—	(14,619)
Total adjusting items	(5,024)	—	—	2,784	(2,240)	—	(2,240)
Adjusted EBITDA	$150,945	$166,349	$72,927	$(37,225)	$352,996	$38,198	$391,194

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2022	2021	2022	2021
Cash provided by (used in) operating activities	$440,487	$(170,117)	$287,117	$(51,050)
Changes in operating assets and liabilities
Accounts receivable	(250,537)	(94,100)	(391,403)	(184,002)
Inventories	(179,995)	(794,938)	56,859	(528,073)
Commodity derivatives	170,300	51,553	65,399	(107,188)
Other current and non-current assets	8,936	(113,046)	10,936	(116,403)
Payables and other current and non-current liabilities	601,512	678,480	230,293	667,821
Total changes in operating assets and liabilities	350,216	(272,051)	(27,916)	(267,845)
Adjusting items impacting cash from operations before working capital changes:
Changes in CARES Act tax refund receivable	—	—	—	27,697
Changes in deferred income taxes as a result of the Rail leasing sale	—	(95,097)	—	—
Taxes paid as a result of the Rail leasing sale	—	77,537	—	77,537
Cash from operations before working capital changes	$90,271	$84,374	$315,033	$322,029

Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other current and non-current assets, and payables and other current and non-current liabilities; and adjusted by specific items from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.